Exhibit 10.4

Undertaking to Avoid Horizontal Competition

In view of the fact that Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer”) intends to apply for an initial public offering of shares and listing on the STAR Market in the PRC, the Company, as the Controlling Shareholder of the Issuer, undertakes to avoid horizontal competition as follows:

I. The Company and its wholly-owned or controlled subsidiaries (other than the Issuer and its subsidiaries) do not currently have, and will not in the future control, directly or indirectly, in any way, within or outside the PRC, any business or activity that results or may result in direct or indirect competition with the main business of the Issuer or its subsidiaries, nor does the Company or each wholly-owned or controlled subsidiary (other than the Issuer and its subsidiaries) engage in any business that is identical or similar to, or substitutable for, the business of the Issuer or its subsidiaries;

II. If the Issuer considers that the Company or each wholly-owned or controlled subsidiary (other than the Issuer and its subsidiaries) is engaged in a business that competes with the business of the Issuer or its subsidiaries, the Company will be willing to transfer such assets or equity to the Issuer or its subsidiaries at a fair and reasonable price, or to terminate such business;

III. If any business opportunity may exist in the future which competes directly or indirectly with the main business of the Issuer or its subsidiaries, the Company shall immediately notify the Issuer and endeavor to cause such business opportunity to be first offered to the Issuer or its subsidiaries on terms and conditions reasonably acceptable to the Issuer, with the Issuer or its subsidiaries having the right of first refusal in respect of such business;

IV. The Company undertakes to compensate the Issuer and other shareholders for all losses, damages and expenses suffered as a result of any breach of any terms of such letter of undertaking;

Undertaking to Avoid Horizontal Competition

V. The guarantees and undertakings made by the Company in this letter of undertaking are made on behalf of the Company and other enterprises directly or indirectly controlled it;

VI. This letter of undertaking shall take effect from the date of signature and seal of the Company until the Company ceases to be the controlling shareholder of the Issuer.

Undertaking to Avoid Horizontal Competition

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Undertaken by: JinkoSolar Investment Limited (Seal)

By: /s/ Li Xiande

Date: June 21, 2021

Signature Page of Undertaking to Avoid Horizontal Competition